UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: January 25, 2023
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 25, 2023, the Board of Directors (the “Board”) of Sun Communities, Inc. (the “Company”), increased the size of the Board from eight to nine directors and effective immediately appointed Mr. Jeff T. Blau to serve as a director of the Company until the annual meeting of the Company’s stockholders to be held in 2024.

Mr. Blau, age 54, is Chief Executive Officer and a partner of The Related Companies, L.P. ("Related"), a fully-integrated real estate firm based in New York, NY. For over 33 years, he has directed and overseen new developments totaling over $60 billion in virtually every sector of the real estate industry. As CEO, he is responsible for Related's strategic direction, acquisitions and new development opportunities, and financing activities across all business platforms. Mr. Blau serves on the Board of Directors of Equinox Holdings, Inc., a New York City-based luxury fitness company that serves customers worldwide and which operates several lifestyle brands, including Equinox, Equinox Hotels, and SoulCycle; he also serves on the Board of Real Estate Roundtable, where he Chairs the Equity, Diversity and Inclusion Committee. Mr. Blau has received numerous honors for his business, civic and philanthropic activities, including being named to Crain’s New York’s New Influentials list of 25 leaders reshaping New York, and serves on the boards of the Central Park Conservancy, the New York City Partnership Fund, Robin Hood Foundation, Trinity School, Lincoln Center, and The Mount Sinai Medical Center. Mr. Blau completed his undergraduate studies at the University of Michigan, received a Master of Business Administration from the Wharton School of the University of Pennsylvania, and serves on the boards of both schools.

Mr. Blau will participate in the Company’s standard non-employee director compensation arrangements, under which he will receive annual compensation for serving on the Board and any applicable committees thereof pursuant to the Company’s non-employee director compensation policy, substantially as described in the Company’s filings with the Securities and Exchange Commission.

The Company has also entered into a director indemnification agreement with Mr. Blau. This indemnification agreement provides, among other things, that the Company will indemnify Mr. Blau, under the circumstances and to the extent provided therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted by Maryland law.

There are no arrangements or understandings between Mr. Blau and any other person pursuant to which he was selected as a director of the Company, and there are no related person transactions between Mr. Blau and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: January 25, 2023	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer